UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     February 24, 2010

CHINA LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	0-31497	65-1001686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F. Gutai Beach Building No. 969, Zhongshan Road (South), Shanghai, China	200011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(562) 408-3888

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed by China Logistics Group, Inc. (the “Company”), the SEC filed a civil complaint on September 24, 2008 in the U.S. District Court for the Southern District of Florida (Case No. 08-61517-CIV-GOLD MCALILEY) against Mr. V. Jeffrey Harrell, the Company’s former CEO and principal and financial accounting officer, Mr. David Aubel, previously the Company’s largest shareholder and former consultant, and the Company based upon the alleged improper conduct of Messrs. Harrell and Aubel that occurred at various times between in or about April 2003 and September 2006.

            On October 19, 2009, the Court in this case entered a Default Judgment of Permanent Injunction and Other Relief against Mr. Aubel. The default judgment enjoins Mr. Aubel from violating Sections 5(a), and 5(c) of the Securities Act of 1933, and Sections 10(b), 13(d), and 16(a) of the Securities Exchange Act of 1934, and Rules 10b-5, 13d-1, and 16a-3, thereunder. In addition, the default judgment also bars Mr. Aubel from participating in any offering of a Penny Stock, pursuant to Section 21(d) of the Securities Exchange Act of 1934.

As previously disclosed, the Company cooperated with the SEC in this lawsuit and while current management assumed control of the Company following the events that gave rise to the lawsuit, the Company consented to the entry of a Permanent Injunction and Other Relief to resolve the liability aspects of the complaint in February 2009.  The injunction also provides that the Court will determine whether it is appropriate to order disgorgement and, if so, the amount of the disgorgement.

On February 24, 2010 the SEC filed a motion and memorandum of law to set disgorgement and civil penalty amounts as to the Company and Messrs. Harrell and Aubel.  The SEC’s motion alleges that as a result of a fraudulent arrangement between the Company and Mr. Aubel, he was permitted to convert his loans to the Company’s common stock at $0.01 per share which allowed the Company to benefit by writing off $930,000 in debt it owed to Mr. Aubel.  The SEC seeks disgorgement from the Company of $931,000 representing the principal amount of the loans converted plus prejudgment interest in the amount of $147,489.77 for a total disgorgement obligation of $1,078,489.77.  The SEC’s motion also seeks disgorgement and prejudgment interest from Mr. Aubel of $6,012,244.30 and civil penalties of $130,000 against Mr. Harrell and $250,000 against Mr. Aubel.

Management intends to object to the SEC’s motion as to disgorgement against the Company. However, litigation is subject to inherent uncertainties and an unfavorable ruling against it imposing disgorgement of $1,078,489.77 could occur. Were an unfavorable ruling to occur, it would have a material adverse impact on the business and results of operations of the Company and its ability to continue as a going concern.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA LOGISTICS GROUP, INC.

Date: March 3, 2010	By:	/s/ Wei Chen
Wei Chen, CEO and President